Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Announces Results of Annual Shareholder Meeting

MINNEAPOLIS, MN — May 25, 2009 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, announced the outcome of its shareholder meeting held today.

The Company’s shareholders elected the following persons to serve as members of the Board of Directors for a one-year term:  Brigid A. Bonner, Andrew K. Borgstrom, Krzysztof K. Burhardt, Joseph T. Dunsmore, Galen G. Johnson, Douglas C. Neve and Robert E. Woods.

AIC shareholders also approved an amendment to the Company’s by-laws that changes the minimum number of directors to a range of between five and nine and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended January 1, 2011.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its customers. From IT staffing and managed teams to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

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